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As filed with the Securities and Exchange Commission on March 14, 2014

Registration No. 333-193856

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 3
to
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDIWOUND LTD.
(Exact Name of Registrant as Specified in its Charter)

State of Israel (State or Other Jurisdiction of Incorporation or Organization)	2833 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification No.)

MediWound Ltd.
42 Hayarkon Street
Yavne 8122745, Israel
Tel: +972-8-932-4010
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
+1 (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
Joshua G. Kiernan, Esq. Colin J. Diamond, Esq. White & Case LLP 1155 Avenue of the Americas New York, NY 10036 Tel: +1 (212) 819-8200 Fax: +1 (212) 354-8113	Dan Shamgar, Adv. David S. Glatt, Adv. Haim Gueta, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100 Fax: +972-3-610-3111	Phyllis G. Korff, Esq. Yossi Vebman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, New York 10036 Tel: +1 (212) 735-3000 Fax: +1 (212) 735-2000	Chaim Friedland, Adv. Ari Fried, Adv. Gornitzky & Co. Zion House 45 Rothschild Blvd. Tel Aviv 6578403, Israel Tel: +972-3-710-9191 Fax: +972-3-560-6555

Approximate date of commencement of proposed sale to the public:
As soon as practicable after effectiveness of this registration statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment is filed solely to file Exhibits 1.1 and 3.2 and to reflect such filing in the Index to Exhibits. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 6, 7, or 9 of Part II of the Registration Statement.

Item 8.    Exhibits and Financial Statement Schedules.

  (a)
  The Exhibit Index is hereby incorporated herein by reference.

  (b)
  Financial Statement Schedules.

        All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Registrant's consolidated financial statements and related notes thereto.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Yavne, Israel on this 14th day of March, 2014.

MEDIWOUND LTD.
By:	/s/ GAL COHEN
	Name:	Gal Cohen
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature and Name	Title	Date

/s/ GAL COHEN Gal Cohen	President and Chief Executive Officer (principal executive officer)	March 14, 2014
/s/ SHARON MALKA Sharon Malka	Chief Financial and Operation Officer (principal financial officer and principal accounting officer)	March 14, 2014
* Ruben Krupik	Chairman of the Board of Directors	March 14, 2014
* Prof. Marian Gorecki	Director	March 14, 2014
* Prof. Lior Rosenberg	Director	March 14, 2014
* Meron Mann	Director	March 14, 2014
* Ofer Gonen	Director	March 14, 2014

*By:	/s/ GAL COHEN Gal Cohen Attorney-in-Fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant's duly authorized representative has signed this registration statement on Form F-1 in Newark, Delaware, on March 14, 2014.

By:	/s/ DONALD J. PUGLISI Name: Donald J. Puglisi Title: Managing Director

 EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Articles of Association of the Registrant**
3.2	Form of Amended and Restated Articles of Association of the Registrant, to be effective upon closing of this offering
3.3	Memorandum of Association of the Registrant**
4.1	Specimen Share Certificate**
4.2	Form of Registration Rights Agreement by and among the Registrant and certain shareholders of the Registrant, to be effective upon the closing of this offering**
4.3	Form of Information Rights Agreement by and between Clal Biotechnology Industries Ltd. and the Registrant, to be effective upon the closing of this offering**
5.1	Opinion of Meitar Liquornik Geva Leshem Tal, Israeli counsel to the Registrant, as to the validity of the ordinary shares (including consent)**
10.1	2003 Israeli Share Option Plan**
10.2	Founders Agreement, dated January 2001, by and among Clal Biotechnology Industries Ltd., L.R. R & D Ltd., Professor Lior Rosenberg and the Registrant**
10.3	Unprotected Sub-Lease Agreement, dated July 27, 2004, as amended, by and between the Registrant and Clal Life Sciences L.P.**
10.4	Patent Purchase Agreement, dated November 24, 2010, by and between the Registrant and L.R. R & D Ltd.**
10.5	Form of Indemnification Agreement by and between the Registrant and each of its directors and executive officers, to be effective upon the closing of this offering**
10.6	Supply Agreement, dated January 11, 2001, as amended, by and between the Registrant and Challenge Bioproducts Corporation Ltd.†**
10.7	License Agreement, dated September 22, 2000, as amended, by and between the Registrant and Mark Klein†**
10.8	2014 Israeli Share Option Plan**
10.9	Letter Agreement, dated February 18, 2014, by and between the Registrant and Teva Pharmaceutical Industries Ltd.**
21.1	List of subsidiaries of the Registrant**
23.1	Consent of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm**
23.2	Consent of Meitar Liquornik Geva Leshem Tal (included in Exhibit 5.1)**
24.1	Power of Attorney (included in signature pages of Registration Statement)**

**
Previously filed.

†
Confidential treatment has been requested for portions of this document. The omitted portions of this document have been filed with the Securities and Exchange Commission.

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EXPLANATORY NOTE
  Item 8. Exhibits and Financial Statement Schedules.
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
EXHIBIT INDEX